Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Independence Fund

In planning and performing our audit
of the financial statements of Pioneer
Independence Fund as of and for the
year ended December 31, 2005, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered its internal control over
financial reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of Pioneer
Independence Fund?s internal control
over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer
Independence Fund is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A company?s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company?s assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the company?s ability to
initiate, authorize, record, process or
report external financial data reliably
in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
company?s annual or interim
financial statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of Pioneer
Independence Fund?s internal control
over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in Pioneer Independence Fund?s
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
that we consider to be a material
weakness as defined above as of
December 31, 2005.

This report is intended solely for the
information and use of management
and the Board of Trustees of Pioneer
Independence Fund and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.





Boston, Massachusetts
February 10, 2006